EXHIBIT 16,1

January 3, 2013

Securities and Exchange Commission
100 F Street NE Washington, DC 20549

RE: Novus Robotics Inc.

We have read the statements that we understand Novus Robotics Inc. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

De Joya Griffith, LLC
Certified Public Accountants

De Joya Griffith, LLC ● 2580 Anthem Village Dr. ● Henderson, NV ● 89052
Telephone (702) 563-1600 ● Facsimile (702) 920-8049
www.dejoyagriffith.com